                                RIGHTS AGREEMENT

            RIGHTS AGREEMENT (the "Agreement") dated as of the 2nd day of June 1995, by and among International Sports Wagering Inc., a Delaware corporation (the "Company") and certain purchasers of the Company's Common Stock and Warrants listed on Schedule A hereto (the "Investors"):

                              W I T N E S S E T H:

            WHEREAS, the parties entered into a Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Company sold and the Investors purchased certain shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock (the "Warrants"). (The shares of Common Stock purchased by the Investors and any shares of Common Stock issuable or issued upon exercise of the Warrants are herein referred to as the "Shares").

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

      1. Restrictions on Transferability. The Shares shall not be sold, assigned, transferred or pledged except upon conditions specified in this Agreement, which conditions are intended to assure compliance with the provisions of the Securities Act. Subject to the provisions of Section 2.13 each Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions specified in this Agreement. The parties agree that the Warrants shall not be transferrable other than to other Investors and pursuant to the terms of the Warrants.

      2. Registration Rights.

            2.1 Definitions. As used in this Agreement:

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the subsequent declaration or ordering of the effectiveness of such registration statement.

                  (b) The term "Registrable Securities" means (i) the Shares, and (ii) any other shares of Common Stock of the Company issued as or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a divi-dend or other distribution with respect to, or in exchange for or in replacement of, the Shares or the Warrants, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (d) The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                  (e) The term "Form S-3" means such form under the Securities Act of 1933, as amended (the "Act") as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            2.2 Demand Registration.

                  (a) If the Company shall receive at any time after the earlier of (i) May 31, 1998 or (ii) 180 days after the closing of the Company's initial registered public offering of Common Stock under the Securities Act of 1933, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would equal or exceed $5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), effect as soon as practicable, and in any event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request


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
to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Initiating Holders in writing that it requires a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders and any other holders of Common Stock entitled to registration rights whose shares of Common Stock were to be included in such registration statement, in proportion (as nearly as practicable) to the amount of Common Stock of the Company owned by each such person.

                  (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore reasonable to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                  (e) If within thirty (30) days after the request to register Registerable Securities the Company gives notice that

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it intends to initiate an initial firmly underwritten registered public offering within forty-five (45) days of the time of the request, then the Company shall have the right to defer such filing, provided that it initiates such public offering such filing within such forty-five (45) day period.

            2.3 "Piggyback" Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder keep such registration statement effective for up to one hundred twenty (120) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall


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be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            2.5 Furnish Information. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            2.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel all of the selling stockholders (provided, however that the maximum expense of such special counsel which the Company shall be obligated to pay shall be $10,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating therein shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2.

            2.7 Expenses of "Piggyback" Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including (without limitation) all registration, filing, and qualification fees, printers, accounting fees relating or apportionable thereto and the reasonable fees and expenses of one special counsel of the selling stockholders (provided, however that the maximum expense of such special counsel which the Company shall be obligated to pay shall be $10,000), but excluding underwriting discounts and commissions relating to Registrable Securities.

            2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe is compatible with the success of the Offering, then the Company shall be required to include in the offering only that number of such securities including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder; provided, however, that if such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

            2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 2.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this

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

Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                  (d) The obligations of the Company and Holders under this
Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

            2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


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            2.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.12, (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than twice in any twelve month period;
(4) if the Company has, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.12; (5) if the Holders can sell Registrable Securities pursuant to Rule 144 or otherwise free of the registration requirements of the Securities Act; (6) if the Company has effected another S-3 registration within 12 months prior to receipt of a request pursuant to this
Section 2.12; or (7) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practi-cable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 2.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.3.

            2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may only be assigned by a Holder to a transferee or assignee of the Shares provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

            2.14 "Market Stand-still" Agreement. Holders holding Registrable Securities exceeding one percent (1%) of the outstanding stock of the Company hereby agree that during the 180- day period following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and its underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that: all officers and directors of the Company and all other Holders holding Registrable Securities exceeding one percent (1%) of the outstanding stock of the Company whether or not pursuant to this Agreement) enter into similar agreements. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after three (3) years following the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to the Company of at least $5,000,000 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or at and after such time following the

Company's initial public offering as such Holder holds Registrable Securities equal to 5% or less of the outstanding stock of the Company.

      3. Additional Rights.

            3.1 Pre-emptive Right. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor, a pre-emptive right with respect to future sales by the Company of its New Securities (as hereinafter defined).

                  (a) If at any time during the term of this Agreement the Company proposes to offer, issue, sell or otherwise dispose of shares of the Common Stock or any other class or series of common stock or preferred stock of the Company, or options, rights, warrants, conversion rights or appreciation rights relating thereto, or any other type of equity security that the Corporation may lawfully issue (collectively, the "New Securities") to any person or entity other than the Investors or any affiliates thereof:

                  (b) The Company shall, prior to any such issuance or sale, give notice in accordance with Section 4.5 (a "Preemptive Notice") to the Investors setting forth the purchase price of such New Securities, the type and aggregate number of New Securities to be so offered, issued, sold or otherwise disposed of, the terms, price and conditions of such offer, issuance, sale or other disposition and the rights, powers and duties inhering in such additional New Securities.

                  (c) The Investors shall have the right (the "Preemptive Right") to acquire the percentage of such New Securities proposed to be so offered, issued, sold or otherwise disposed of equal to the number of shares of Common Stock then held by the Investors divided by the aggregate number of shares of the Company's Common Stock and stock options outstanding (assuming all such stock options were exercised) immediately prior to such offer, issuance, sale or other disposition of New Securities; provided, however, that the terms and conditions of this Section 3.1 shall not apply to any offer, issuance, sale or other disposition of (i) New Securities issuable upon exercise of the Warrants, (ii) New Securities issued in connection with any stock split, stock dividend, or recapitalization of the Company, (iii) New Securities issuable upon exercise of any warrant, option or convertible securities if the issuance thereof was subject to the pre-emptive right granted in this Section 3.1, (iv) New Securities or rights to acquire New Securities to any person or entity pursuant to a stock option plan established by the Company for the benefit of its employees, officers, directors, agents or consultants, or otherwise granted to an employee of, or consultant to, the Company in connection with such person or entity's


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

employment or retention by the Company; (v) New Securities or rights to acquire New Securities to a person or entity in connection with the acquisition by the Company of all or a substantial portion of the stock, assets or business of such person or entity; (vi) New Securities or rights to acquire New Securities to a financial institution in connection with the making of, or the agreement to make, loans to, or other financial arrangements with, the Company by such financial institution; (vii) New Securities or rights to acquire New Securities to a person or entity in connection with license arrangements of the Company;
(viii) New Securities or rights to acquire New Securities to strategic corporate investors as determined by not less than 80% of the Board of Directors; and (ix) New Securities or rights to acquire New Securities pursuant to any underwritten public offering of New Securities of the Company pursuant to an effective registration statement under the Securities Act.

                  (d) The Investors may exercise such Preemptive Right, in whole or in part, on the terms and conditions and for the purchase price set forth in the Preemptive Notice, by giving to the Company notice to such effect, within 10 days after the giving of the Preemptive Notice. The closing of the sale of New Securities by the Company to those exercising their Preemptive Right shall take place simultaneously with the closing of the sale of New Securities to third parties. After the expiration of such 10-day period, the Company shall have the power to offer, issue, sell and otherwise dispose of any or all of the New Securities referred to in the applicable Preemptive Notice as to which no Preemptive Right has been exercised but only upon the terms and conditions, and for a purchase price not lower than the purchase price, set forth in the Preemptive Notice. If the Company does not offer, issue, sell or otherwise dispose of the New Securities referred to in the applicable Preemptive Notice on the terms and conditions set forth in such Preemptive Notice within 90 days after the expiration of such 10-day period, then any subsequent proposal by the Company to offer, issue, sell or otherwise dispose of Equity Securities shall be subject to this Section 3.1.

            3.2 Tag Along Rights.

                  (a) Barry Mindes (the "Founder") shall not, during the term of this Agreement, sell, transfer or otherwise dispose of any of the shares of Common Stock that he beneficially owns or controls in the Company to any party unless the Founder shall first notify the Investors in writing of the terms and conditions of such proposed sale, transfer or other disposition and shall obtain for the Investors prior to any such sale, transfer or other disposition, a put option for a period of at least 15 days to sell, transfer or otherwise dispose to such person on the same per share terms and at the same per share price as the proposed sale, transfer or other disposition by the Founder, up to that number of shares of Common Stock then owned by the Investor that bears the same proportion to the total number of shares of Common Stock at the time owned by the Investor as the number of shares of Common Stock being sold, transferred or otherwise disposed of by the Founder bears to the total number of shares of Common Stock at the time owned by the Founder.

                  (b) In order to exercise such put option, the Investor must, within 15 days after the giving of the notice of a proposed sale, transfer or other disposition of the Common Stock by the Founder referred to in Section 3.2(a) hereof, deliver to the Founder written notice that the Investor has elected to sell, transfer or otherwise dispose of the Investor's shares of Common Stock pursuant to this Section 3 upon the same terms and at the same per share price as the proposed sale, transfer or other disposition by the Founder, whereupon such sale, transfer or other disposition by the Investor shall be completed contemporaneously with the proposed sale, transfer or other disposition by the Founder.

                  (c) Notwithstanding anything to the contrary contained in this
Section 3, the Founder or any Founder's Affiliate (as hereinafter defined), shall have the right at any time during the term of this Agreement to transfer, whether by sale, by gift inter vivos, by will, or by laws of descent and distribution, or otherwise, all or any portion of the shares of Common Stock of the Corporation then owned by it to (i) any such party's spouse, children or grandchildren, (ii) a trust for the benefit of any such party or such party's spouse, children or grand-children, or (iii) a partnership the general partner of whom is the Founder or a corporation all of whose outstanding shares are owned of record and beneficially, by the Founder (each of the foregoing parties described in clauses (i)-(iii) above being a "Founder's Affiliate" and being deemed to be included in the definition of the Founder for all purposes of this Agreement) and the provisions of Section 3.2 and 3.3 hereof shall not apply to any such transfer. Any permitted assignee or designee of the Founder or any Founder Affiliate thereof pursuant to this Section 3 shall, as a condition to such transfer, be required to execute and deliver a counterpart of this Agreement, whereby such party agrees to be subject to and bound by all of the terms and provisions of this Agreement to the same extent as the Founder, and unless such an agreement is so executed and delivered, such transfer shall be null and void.

                  (d) Notwithstanding the foregoing, the rights granted to the Investors in this Section 3.2 shall not apply to any transfer by the Founder in one or more transactions of up to a total of 5% of the shares of Common Stock held by him as of the date of the Initial Closing as defined in the Purchase Agreement, as adjusted to reflect any stock dividends, splits, contributions, recapitalizations or other similar events; provided that if the Founder proposes to sell or transfer pursuant to this Section 3.2(d) more than 5% of the shares of Common Stock held by him as of the date of the Initial Closing in a single transaction or series of related transactions then the rights granted to the Investors in Section 3.2 (a) shall be applicable.

            3.3 Right of First Refusal.

                  (a) At any time after the date hereof and prior to 18 months after the date hereof (the "First Refusal Period"), the Founder shall not, without the prior written consent of the Investors sell, assign, transfer, or grant a proxy to any person to vote or otherwise act in respect of, (any of the foregoing being referred to hereafter as a "Disposition") any share of Common Stock now owned or hereafter acquired by the Founder, effect a Disposition of any shares of Common Stock, now owned or hereafter acquired by the Founder, except upon the following terms and conditions. If the Founder desires to sell all or any portion of the shares of Common Stock held by him during the First Refusal Period (the "Offered Shares"), and the Founder shall have received an irrevocable bona fide, arm's-length, written offer (the "Bona Fide Offer") for the purchase of the Offered Shares, for cash, notes or other consideration, or any combination thereof, from a prospective purchaser (the "Prospective Purchaser"), the Founder shall give a notice in writing (the "Option Notice") to the Investors setting forth the price and terms and conditions of the proposed sale, the name and address of the Prospective Purchaser, and the effective date of such Option Notice. For a period of 10 days following the effective date of such Option Notice (the "Investors' Option Period"), the Investors shall have an option, on the terms and conditions set forth in this Section 3.3, to purchase all, but not less than all, of the Offered Shares. The Investors option may be exercised by giving a written counter-notice (a "Notice of Exercise") to the Founder within the Investors' Option Period, setting forth the number of the Offered Shares with respect to which the Investors' option is exercised.

                  (b) Upon the timely giving of the Notice of Exercise by the Investors, the Investors shall be obligated to purchase from the Founder, and the Founder shall be obligated to sell to the Investors the number of the Offered Shares with respect to which the option has been exercised, at the price and on the terms and conditions specified in the Bona Fide Offer; provided, however, that if the Investors do not give Notice(s) of Exercise setting forth their intention to purchase all of the Offered Shares, then in such event any Notice(s) of Exercise shall be null and void. If the Bona Fide Offer was for consideration consisting of other than cash or for consideration consisting in part of other than cash, then the consideration to be paid by the Investors for the Offered Shares shall consist of cash, to the extent that the consideration in the Bona Fide Offer consisted of cash, and, to the extent such consideration consisted of other than cash, a cash consideration equal to the fair market value of such non-cash consideration set forth in the Bona Fide Offer, which fair market value shall promptly be determined by an investment banker mutually acceptable to the Founder and the Investors. If such parties are unable to agree within 20 days after the expiration of the Investors' Option Period, the appraisal shall be conducted by an investment banker designated, upon the application of the Founder or the Investors, by the American Arbitration Association in New York, New York. The cost of the appraisal shall be borne by the Investors. The decision of such investment banker shall be final and binding upon the Founder and the Investors, and each of their respective heirs, legatees, administrators, executors, successors and assigns.

                  (c) If the Notice(s) of Exercise shall not have been duly given as to all of the Offered Shares as aforesaid by the Investors, the Founder may, within a period of 120 days after the expiration of the Investors' Option Period, sell the Offered Shares to the Prospective Purchaser upon the terms and conditions, and for a price not lower than the price, set forth in the Bona Fide Offer; provided, however, that if the sale to the Prospective Purchaser is not completed within such 120-day period, the Offered Shares shall continue to remain subject to all the provisions of this Section 3.3.

                  (d) The closing of any purchase by the Investors under this
Section 3.3 shall take place at the office of the Company or at such other place designated by the Founder on a date designated by the Founder, which date shall not be more than 10 days following the expiration of the Investors' Option Period.

            3.4 Termination. The rights granted in Section 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect upon the first to occur of
(a) any merger or sale of the Company in which the Company is not the surviving corporation (other than a merger with or into a wholly-owned subsidiary) or any transaction in which more than 50% of the voting power of the Company is disposed of; (b) the consummation of the Company's sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended, (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction); (c) if the Investors and their affiliates cease to own at least twenty-five percent (25%) of the outstanding voting securities of the Company; or (d) the Investors failure to timely exercise the Warrants dated as of the date hereof to purchase 400,000 shares of Common Stock.

            3.5 Assignment of Rights. Subject to compliance with all applicable securities laws, the rights granted under Sections

3.1, 3.2 and 3.3 may be assigned by an Investor to a transferee or assignee of such party's shares of the Company's stock. In the event that the Investor shall assign its rights pursuant to Section 3.1, 3.2 or 3.3 in connection with the transfer of less than all of its shares of the Company's stock, the Investor shall also retain its rights as to the proportion of shares not transferred.

      4. Miscellaneous.

            4.1 Assignment. Subject to the provisions of Section 2.13 and 3.4 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. This Agreement shall be binding upon any person to whom shares of Common Stock are transferred in violation of the provisions hereof and the successors, assigns, heirs, legatees, distributees, executors and administrators of such transferee and the Corporation may refuse to permit the transfer of such stock on its books.

            4.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

            4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which shall together constitute a single instrument.

            4.5 Notices. All notices ("Notices") hereunder shall be in writing, signed by the party giving or making the same, and shall be delivered personally or sent by internationally recognized courier service or by telex or facsimile transmission to each party entitled to receive the same, at such party's last known address on the books of the Corporation, unless such party shall have previously notified in writing the party sending such Notice of a change of address, in which case it shall be sent to the new address. A copy of each such Notice to the Corporation or the Founder shall also be sent in similar fashion to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, 29th Floor, New York, New York 10112, Attention: Richard M. Hoffman, Esq. A copy of each such Notice to the Investors shall also be sent in similar fashion to Mr. Matthew Smith, c/o Geo Capital, 767 Fifth Avenue, 45th Floor, New York, New York 10153. All Notices shall be deemed given when delivered, sent or transmitted in accordance herewith.

            4.6 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities, and the Company.

            4.7 Effect of Amendment or Waiver. Investors and their respective successors and assigns acknowledge that by the operation of Section 4.7 hereof the holders of a majority of the Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

            4.8 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

            4.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            4.10 Stock Splits, Stock Dividends, etc. In the event of any additional issuance of securities to the Founder or Investors, including but not limited to, any securities issued on a stock split, stock dividend, recapitalization, reorganization or combination, or upon exercise of any stock option or warrant, the securities issued to the Investors or the Founder shall be subject to this Agreement.

            4.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            4.12 Captions. The captions and headings contained in this agreement are for the convenience of the parties only and shall not effect the interpretation or construction of this Agreement.

            4.13 Early Termination. Notwithstanding anything to the contrary provided herein this Agreement and all rights granted to the Investors herein shall terminate automatically if the Investors fail to purchase a minimum of 400,000 shares of Common Stock of the Company at the "Initial Closing" and "Second Closing" (as defined in the Stock and Warrant Purchase Agreement of even date herewith).

            4.14 Miscellaneous.

                  (a) This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any and all prior agreements made by the parties with respect thereto and may not be amended, terminated or discharged, except by an instrument in writing, signed by the party to be charged.

                  (b) Each of the parties agrees to execute and deliver any and all documents or other instruments and shall do or cause to be done all such acts or things as may reasonably be necessary or proper to carry out the purposes of this Agreement.

                  (c) The parties hereto irrevocably consent that any suit, legal action or proceeding with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement may be brought in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this Agreement each party hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth herein. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, legal action or proceeding aris-ing directly or indirectly under or relating to this Agreement in any court located in the Borough of Manhattan, City and State of New York and hereby further irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such suit, legal action or proceeding. Each party hereby (i) irrevocably waives any right it may have under the laws of any jurisdiction to commence by publication any suit, legal action or proceeding with respect to this Agreement, and (ii) irrevocably agrees that any suit, legal action or proceeding commenced by it with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement shall be brought exclusively in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York.

      The parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       INTERNATIONAL SPORTS WAGERING INC.

                                       By:/s/ Barry Mindes
                                          --------------------------------------
                                             Barry Mindes, President

                                       Address:    32 Heights Road
                                                   Wayne, NJ 07470
                                                   Fax: (201) 694-4843

                                       /s/  Barry Mindes
                                          --------------------------------------
                                       Barry Mindes, individually with
                                       respect only to Sections 3.2 and 3.3

                                       Address:    32 Heights Road
                                                   Wayne, NJ 07470
                                                   Fax: (201) 694-4843

                                  Schedule A
                                   Investors

Seneca Ventures

Woodland Partners

Woodland Venture Fund

Marilyn Rubenstein

Eli Oxenhorn

DISS Partners

David Nussbaum

Robert Gladstone

William G. Walters

Larry Altman

Shelly Finkel

Gerald Josephson

Irwin Lieber

Barry Fingerhut

Michael Marocco

Stephen J. Posner

ReiJane Huai

Alan W. Kaufman